Exhibit 10.4

Loan Agreement Certification

(1) Loan Amount	260,000,000 JPY
(2) Use	Long-term Working Capital
(3) Due Date	2022/5/31
(4) Repayment	The 1st repayment is on 2017/7/31. From the 2nd time, every repayment date is the last day of each month, with an installment payment of 4,400,000 JPY, and the balance will be paid off by the deadline.
(5) Rate	The rate consists of two parts: One is 1.41% for the amount 140,000,000 JPY, the other one is 1.91% for the amount 120,000,000 JPY
(6) Interest Payment Method and Period	The first interest repayment is from 2017/6/30, deferred payment for the previous month on the last day of every month.
(7) Interest Rate when Conditions are Violated	The rate consists of two parts: One is 1.91% for the amount 140,000,000 JPY, the other one is 1.91% for the amount 120,000,000 JPY
(8) Other Contract Terms

June 8, 2017

Address:	1-9-4, Ote-Cho, Tiyoda-Ku, Tokyo
The Bank:	Japan Finance Corporation
41-1, Senzunakacho, Adachi-ku, Tokyo,
Senzun Branch.
Manager
Small and medium-sized enterprise business supervisor: /s/ Isono Kazuhiko

Yoshitsu Co., Ltd

Representative Director: /s/ Mei Kanayama

Usage of the Loan

This Loan borrowed on 2017/6/8 was finance as funds used for the following business. The borrower should not divert it to others.

Type	Use	Amount
Overseas expansion management plan	Long-term working Capital	260,000,000 JPY